EXHIBIT 99.1

                            ASSET PURCHASE AGREEMENT

      This asset purchase agreement (this "Agreement") is dated March 14, 2005 and is between VIVID LEARNING SYSTEMS, Inc., a Delaware corporation ("Vivid"), and TRUEACTIVE SOFTWARE, Inc., a Washington corporation ("TrueActive").

      WHEREAS, the respective Boards of Directors and/or Executive Management Committees of Vivid and TrueActive have determined that the purchase of the assets of TrueActive by Vivid pursuant to the terms and conditions of this Agreement is advisable, fair, and in the best interests of both Vivid and TrueActive and their respective shareholders;

      NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                  THE PURCHASE

      Section 1.1 The Purchase. This Agreement pertains to the purchase of specific assets of TrueActive; it does not constitute a purchase of the TrueActive corporate entity nor of the shares of TrueActive. Upon the terms and subject to the conditions of this Agreement, at the "Effective Time" as defined in Section 1.2, Vivid shall have lawful, valid, and indefeasible title to all of the assets of TrueActive delineated in Exhibit A, as well as full rights to the names "WinWhatWhere", "TrueActive", and all derivatives thereof.

      Within forty-five (45) days from the date of Closing, the original owner/shareholders of TrueActive shall provide evidence to Vivid's General Counsel that they are conducting business under a new name. The purpose of the new entity will be to receive any amortized purchase payments, such as royalty and note payments, owed by Vivid to TrueActive. In recognition of this, the parties agree that payables and receivables shall be posted through the closing date. Vivid shall be responsible for collecting the Interactive, Inc. receivable. All other receivables shall remain payable to TrueActive. Vivid shall not be responsible for satisfying any payables, except Vivid shall assume responsibility for future Internet services (hosting and access) required to support the sales of TrueActive/Vivid products.

      Section 1.2 Effective Time of the Purchase. The Purchase shall become effective upon the time of closing.

      Section 1.3 Closing. The closing of the transactions contemplated by this Agreement shall take place March 14, 2005 at 1:30 p.m. local time, at the corporate offices of Vivid located at 723 The Parkway, Richland, Washington. At that time, Vivid shall deliver all funds and documents required by this Agreement and TrueActive shall deliver a bill of sale for the assets.

                                   ARTICLE II
                                 CONSIDERATION

      Section 2.1 Consideration. In exchange for the assets sold by True Active to Vivid and for certain promises as noted in Section 2.2, Vivid shall issue to
TrueActive:

      a) A check in the amount of One Hundred Twenty Thousand Dollars ($120,000.00).
      b) A one (1) year promissory note with principal due and owing of One Hundred Twenty Thousand Dollars ($120,000.00), payable in monthly installments on the first day of each month, beginning May 1st, 2005.
      c) Vivid warrants, carrying a four (4) year expiration date from date of issue, representing a total of Eighty Thousand (80,000) shares of Vivid Common Stock with an exercise price of One Dollar ($1.00) per share and a two (2) year vesting schedule, wherein one-eighth (1/8) shall vest at the end of each quarter. Said warrants shall be distributed as follows: Thirty-nine Thousand One Hundred Eleven (39,111) to Richard E. Eaton; Forty Thousand Seven Hundred Eight
            (40,708) to M. Susan Mikels; and One Hundred Eighty-one (181) to Theresa Sullivan-Seidl. Such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.
      d) An employment agreement with Richard E. Eaton to include terms as delineated in the form of Exhibit B.
      e) A royalty of eight percent (8%) - based on "net sale amount," defined as gross sale amount less credit card fees, shipping and handling, applicable taxes, returns, reseller commissions, and discounts - will be paid by Vivid to the corporate entity that is the successor to TrueActive for all sales of: i) the existing TrueActive Monitor product, as well as any developments thereto not yet released; ii) products (un-enhanced) sold as "computer monitoring" programs under the name "WinWhatWhere"; and, iii) products under the name "TrueActive" for a period of three (3) years from Closing. Royalties will be calculated according to calendar quarters ending in March, June, September and December and, where applicable, royalty checks will be mailed within the first ten working days of the end of each quarter.
      f) A royalty of four percent (4%) - based on "net sale amount," defined as gross sale amount less credit card fees, shipping and handling, applicable taxes, returns, reseller commissions and discounts - will be paid by Vivid to the corporate entity that is the successor to TrueActive for all sales of the Vivid branded or "sub-branded" product(s) based on the existing TrueActive products that include a refined dashboard and additional Vivid-funded enhancements to the program for three (3) years after the official launch of the program. Royalties will be managed as noted in Section 2.1(e).
      g) Royalties will not be due to TrueActive for sales of products other than those delineated above. It is acknowledged by the parties that a portion of the afore-noted consideration is designated specifically as the consideration in exchange for the covenant not to compete and client lists.
      h) Any and all taxes incurred as a result of this Agreement shall be the responsibility of the party incurring said taxes.

      Section 2.2 Covenant Not To Compete. TrueActive agrees that from and after closing, a) the corporate officers of TrueActive will be reasonably available to assist with the transition; and, b) will not, without Vivid's prior written consent, directly or indirectly invest or engage in any business that is competitive with the Vivid business lines, nor accept employment or render services to a competitor as a director, officer, agent, employee, or consultant for a period of two (2) years. This non-compete covenant shall be binding on the officers, directors, and shareholders of TrueActive.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      Section 3.1 Representations and Warranties of Vivid. Vivid hereby represents and warrants to TrueActive that:

            3.1.1 Organization; Corporate Power and Authority. Vivid is a corporation duly and validly organized and existing under the laws of the State of Delaware. Vivid has full power, legal capacity, and authority to carry on its business as it is now conducted, to own, lease, and operate its assets and properties, and to enter into, perform, and comply with this Agreement.

            3.1.2 Authorization; Enforceability; No Conflict. The execution, delivery, and performance of this Agreement by Vivid have been duly authorized by all necessary corporate action. This Agreement constitutes the valid and binding obligation of Vivid, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, and similar laws affecting creditors generally and by the availability of equitable remedies. The execution, delivery, and performance of this Agreement will not, or at Closing shall not, conflict with, or result in the breach or termination of, or constitute a default under, the articles of incorporation or bylaws of Vivid or any agreement, commitment, or instrument, judgment, or decree to which Vivid is a party or by which Vivid or its properties are bound.

            3.1.3 Disclosure. To the best knowledge of Vivid, neither this Agreement nor any other instrument/document delivered to TrueActive pursuant to this Agreement contains any untrue statement of any material fact or omits to state any material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading.

            3.1.4 Finances. Vivid represents that it is financially capable of completing the purchase of TrueActive's business assets and fully understands its financial obligations under this Agreement.

      Section 3.2 Representations and Warranties of TrueActive. TrueActive hereby represents and warrants to Vivid that:

            3.2.1 Organization; Corporate Power and Authority. TrueActive is a corporation duly and validly organized and existing under the laws of the State of Washington. TrueActive has full power, legal capacity, and authority to carry on its business as it is now conducted, to own, lease, and operate its assets and properties, and to enter into, perform, and comply with this Agreement.

            3.2.2 Authorization; Enforceability; No Conflict. The execution, delivery, and performance of this Agreement by TrueActive has been duly authorized by all necessary corporate action. This Agreement constitutes the valid and binding obligation of TrueActive, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, and similar laws affecting creditors generally and by the availability of equitable remedies. The execution, delivery, and performance of this Agreement will not, or at Closing shall not, conflict with, or result in the breach or termination of, or constitute a default under, the articles of incorporation or bylaws of TrueActive or any agreement, commitment, or instrument, judgment or decree to which TrueActive is a party or by which TrueActive or the properties of TrueActive are bound.

            3.2.3 Liabilities. TrueActive has no liabilities or obligations of any nature or kind, whether absolute or contingent, known or unknown, accrued or unaccrued, due or to become due related to the assets being purchased by Vivid.

            3.2.4 Disclosure. To the best knowledge of TrueActive, neither this Agreement nor any other instrument/document delivered to Vivid pursuant to this Agreement contains any untrue statement of any material fact or omits to state any material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading.

            3.2.5 Title to Assets. TrueActive is the record and beneficial owner of the assets to be purchased by Vivid from TrueActive, free and clear of any security interest, claim, lien, pledge, encumbrance, or restriction whatsoever in law or in equity, and TrueActive's delivery and/or granting of access to Vivid on closing of this Agreement will convey to Vivid lawful, valid, and indefeasible title thereto, free and clear of any security interest, claim, lien, pledge, encumbrance, or restriction unless listed on Exhibit A.

      Section 3.3 No Further Representations or Warranties. The parties hereto acknowledge that due diligence has occurred. As a result, each party is adequately informed about the other's past, current, and planned business activities and strategies. Accordingly, the representations and warranties contained in Sections 3.1 and 3.2 of this Agreement are exclusive, and no further representations or warranties shall be deemed to have been made by either party pursuant to this Agreement.

                                   ARTICLE IV
                 SECURITIES LAW MATTERS AND REGISTRATION RIGHTS

      Section 4.1 Shares for Investment. TrueActive covenants and agrees that the Vivid warrants to be issued under this Agreement will be held for investment and not with a view to distribute all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933 (hereinafter "Securities Act"). TrueActive and/or its shareholders will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate, or otherwise dispose of any of the Vivid warrants except in compliance with the Securities Act. TrueActive and its shareholders agree that no transfer or assignment of any Vivid warrants shall be effective if the assignment would violate the provisions of the securities laws. If Vivid so requires, no assignment shall be effective unless TrueActive and/or its shareholders deliver an opinion of counsel to Vivid, which opinion must be satisfactory to Vivid in all respects, to the effect that such transfer will not violate the securities laws.

      Section 4.2 Registration Rights. In the event Vivid shall undertake to provide registration rights to its shareholders in general, TrueActive and its shareholders shall have the right to participate in such registration rights upon the terms and conditions applicable to all holders of warrants. The parties acknowledge that the recently completed registration does not invoke the application of this right nor does the registration of the Vivid Stock Option Plan.

      Section 4.3 Shareholder Information. So long as TrueActive and its shareholders own the Vivid warrants, TrueActive and it shareholders will be provided with a copy of any information which Vivid sends to its shareholders in general.

                                   ARTICLE V
                            TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time before the Closing by mutual consent of the parties and in no other manner.

                                   ARTICLE VI
                                 INDEMNIFICATION

      Section 6.1 Indemnification of TrueActive. Without in any way limiting or diminishing the warranties, representations, or agreements herein contained or the rights or remedies available to any party for a breach by one of the other parties, Vivid agrees to indemnify, defend, and hold harmless TrueActive and its designees, successors, and assigns from and against all losses, judgments, liabilities, claims, damages, or expenses (including reasonable attorney fees) of every kind, nature, and description in existence before or on the Closing, whether known or unknown, absolute or contingent, joint or several, either arising out of any failure of any representation or warranty of Vivid contained in this Agreement to have been correct and materially complete when made or arising out of or relating to the breach of any covenant or agreement of Vivid contained in this Agreement.

      Section 6.2 Indemnification of Vivid. Without in any way limiting or diminishing the warranties, representations, or agreements herein contained or the rights or remedies available to any party for a breach by one of the other parties, TrueActive agrees to indemnify, defend, and hold harmless Vivid and its designees, successors, parent company, and assigns from and against all losses, judgments, liabilities, claims, damages, or expenses (including reasonable attorney fees) of every kind, nature, and description in existence before or on the closing, whether known or unknown, absolute or contingent, joint or several, either arising out of any failure of any representation or warranty of TrueActive contained in this Agreement to have been correct and materially complete when made or arising out of or relating to the breach of any covenant or agreement of TrueActive contained in this Agreement.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

      Section 7.1 Confidentiality. Each of the parties will treat and hold all of the confidential information of the other exchanged as a result of the due diligence and the transactions contemplated by this Agreement to the highest level of care and confidence. No information of another party shall be released without the prior written approval of said party; provided, however, the parties may disclose such information as is necessary to comply with any information or disclosure requirements of any governmental agency. In such event, the party to whom the information belongs shall be immediately notified by the party from whom the information has been requested.

      Section 7.2 Amendment. This Agreement constitutes the entire agreement of the parties and may not be modified or amended except by a writing signed by all the parties.

      Section 7.3 Notices. All notices, requests, demands, or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (I) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

         If to Vivid:           VIVID LEARNING SYSTEMS, INC.

                                723 The Parkway
                                Richland, WA  99532
                                Attention:  Sandra Muller
                                Telephone No.: 509/ 943-5319
                                Facsimile No.:   509/ 943-5528

         If to TrueActive:      TRUEACTIVE SOFTWARE, INC.

                                Post Office Box 5548
                                Kennewick, WA  99336
                                Attention:  Susan Mikels
                                Telephone No.: 509/ 585-8877
                                Facsimile No.:   510/ 991-8955

      Section  7.4  Survival  of   Representations.   The   representations  and
warranties given under this Agreement shall be continuing and survive the Closing of the transaction contemplated by this Agreement.

      Section 7.5 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      Section 7.6 Miscellaneous. This Agreement (including the documents and instruments referred to herein): (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;
(ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Washington, exclusive of the conflict of laws provisions thereof.

      Section 7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      Section 7.8 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Specifically, in the event Vivid assigns this Agreement and/or is not the surviving corporation in a merger, the new party in interest shall honor the royalty payments delineated in Section 2.1.

      Section 7.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      Section 7.10 Arbitration. In the event any dispute arises from this Agreement, and the parties are unable to resolve such controversy, dispute or disagreement within thirty (30) days after notice thereof is first delivered, the parties agree to submit such to arbitration in accordance with the rules of the American Arbitration Association ("AAA"). However, the parties also agree that they are not required to use the services of the AAA and may mutually agree to appoint an arbitrator to hear any dispute.

      (a) Any arbitrator selected by mutual agreement of the parties shall be experienced in the matter or action that is the subject of the arbitration. The arbitrator so chosen shall be impartial and independent of both parties.

      (b) If the parties cannot agree to the mutual selection of an arbitrator within twenty (20) days after the end of such thirty-day period, then any party may in writing request the American Arbitration Association to select an appropriate arbitrator, and such arbitrator shall hear all arbitration matters arising under this section.

      (c) Any arbitration shall take place in Benton County, Washington. The decision of the arbitrator is binding and no suit at law or equity shall be instituted by either party to this agreement except to enforce the decision of the arbitrator. Any award rendered by the arbitrator shall be final and judgment may be entered on it in any court having jurisdiction.

      Section 7.11 Attorney Fees. In the event either party is required to employ an attorney to enforce rights hereunder, including initiating arbitration to enforce the provisions of this Agreement, or for any cause arising out of this Agreement, the substantially prevailing party in such action shall be entitled to reimbursement from the other party for all of its court costs and reasonable attorneys' fees.

      IN WITNESS WHEREOF, the parties are signing this Agreement on the date stated in the introductory clause.

VIVID LEARNING SYSTEMS, INC.


By:      /s/ Kevin A. Smith
         ------------------------------
         Kevin A. Smith
         Chief Executive Officer

TRUEACTIVE SOFTWARE, INC.


By:      /s/ Richard E. Eaton
         ------------------------------
         Richard E. Eaton
         President

                                    EXHIBIT A

TRUEACTIVE SOFTWARE INC. LIST OF ASSETS INCLUDED IN SALE TO VIVID LEARNING SYSTEMS, INC.

1. Complete source code and supporting files for the latest version of TrueActive Monitor
            Note:   TrueActive   Monitor   is   currently   sold  in  3  license
            configurations: a 100-day license, a standard single-user, non-expiring license, and a network starter + clients, non-expiring license. The configurations are set using a license number. This source code is sold "as is."

2. Complete source code and supporting files for the last version of WinWhatWhere, a/k/a WinWhatWhere Investigator
            Note: This source code is sold "as is."

3. Copyright for WinWhatWhere dated 3/8/1993 issued to Basic Systems Inc (original name of TrueActive Software Inc.)

4.    Registered Trademarks
            WinWhatWhere, registered 6/11/02
            WinWhatWhere Investigator, registered 2/26/02
                  Note: Section 8 of the Trademark Act requires the filing of an Affidavit of Continued Use prior to the end of the sixth year following the date of registration.

5.    Unregistered Trademarks
            TrueActive
            TrueActive Software
            TrueActive Monitor

6.    Web site addresses www.trueactive.com and www.winwhatwhere.com

7.    All web site content

8.    Complete customer database

9.    Complete evaluation license list (sales leads)

10.   Current qualified sales opportunities list

11.   One  current  account  receivable:  Interactive,  Inc.,  Huntington,  NY -
      Contact: Dale Mann Balance Due: $10,825

12.   All  inventory  of  software  packaging
            TrueActive Software CD Jackets, approx. 320
            WinWhatWhere Investigator CD Case Inserts
            CDs, approx. 400

13. Marketing materials for TrueActive and WinWhatWhere, including folders and article reprints

                                    EXHIBIT B

March 8, 2005

Richard E. Eaton
925 West Kennewick Avenue
Kennewick, WA  99336

Dear Rick,

Based on recent discussions, I am very pleased to extend you an offer of employment as a Senior Software Developer of Vivid Learning Systems, Inc. located in Richland, WA, starting on March 16th, 2005. Attached are the terms of your compensation.

In addition to the monthly salary offer, I am sure you will find the fringe benefits package provided by Vivid to be competitive. As a Vivid employee, we will provide you a copy of our employee handbook that outlines our employment policies and benefits programs.

You will need to provide documentation that establishes identity and employment eligibility. For example, if you are a U.S. citizen, a current drivers' license and social security card will be sufficient. If you are not a U.S. citizen, we will require other documents.

As discussed in our employment policies, your employment and compensation with Vivid are consistent with Washington State "at will" law in that they can be terminated with or without cause, and with or without notice, at any time, at the option of either Vivid or yourself, except as otherwise provided by law. Therefore, there is no intent that the terms of this offer letter create either an expressed and/or implied contract of employment with Vivid.

During your work for Vivid, you agree to perform your best efforts, full time for Vivid, and not to perform work for other businesses. The terms stated in this letter are in addition to terms of your Vivid "Non-Disclosure Agreement" wherein you agree not to disclose confidential information, not compete with Vivid, that your work (whether physical property or intellectual property) is the property of Vivid and that you will return all materials upon termination of your work with Vivid.

Let me say again that I am very pleased to make this offer of employment with Vivid and we all look forward to working with you. You will be a great addition to our team.

Very truly yours,


Kevin A. Smith
President & CEO

Enclosure

cc:      HRN
         Finance
         File

ACCEPTED:


Name:    /s/ Richard E. Eaton
         ------------------------------
Date:    March 14, 2005
         ------------------------------

               TERMS OF EMPLOYMENT - RICHARD E. EATON ("EMPLOYEE")

EMPLOYMENT OF EMPLOYEE.

Vivid will employ Employee in the capacity of Senior Software Developer.

The term of Employee's employment ("Employment Term") under this Agreement shall be a period of two (2) years, commencing on March 16th, 2005 and expiring at 5:00 p.m. (local time at Vivid's headquarters) on March 15th, 2007, unless extended in writing by both Vivid and Employee, or unless earlier terminated pursuant to these Terms.

Notwithstanding anything in these Terms to the contrary, Employee acknowledges and agrees that Employee's employment with Vivid is "at will" and that Employee's employment may be terminated by Vivid at any time and for any reason, subject to applicable laws.

POSITION AND DUTIES. Employee accepts and agrees to such employment and agrees to be subject to the general supervision, advice, and direction of the Vivid Chief Technology Officer or any individual that the Vivid Chief Technology
Officer may designate. Employee shall also perform such other duties as are customarily performed by an employee in a similar position and such other and unrelated services and duties as may be assigned from time to time. Employee shall devote his full business time and attention and best efforts to Vivid's business and affairs, except with Vivid's prior approval in case of leaves of absence, vacation, and service on corporate, civil, or charitable boards or committees involving no conflict of interest with Vivid's interests and not significantly interfering with the regular performance of his Vivid duties.

COMPENSATION

Base Salary. Employee shall receive an annual base salary of $75,000. Employee's base salary may be reviewed in accordance with Vivid's regular compensation practices. Base salary shall be paid in substantially equal periodic installments, but not less frequently than monthly. The parties acknowledge that Employee's base salary shall be processed and paid through Human Resource Novations, Inc. Employee's base salary may be subject to periodic updates and adjustments, as set forth in the Vivid Employee Compensation Plan and incorporated herein by reference.

Bonus. Employee may be entitled to performance bonuses and performance based stock option awards in accordance with the Vivid Employee Compensation Plan.

Fringe Benefits. Employee may participate in all benefit programs that Vivid from time to time makes available to other employees holding positions similar to that of Employee, subject to applicable eligibility rules.

Expenses. In accordance with Vivid policies, Employee shall be reimbursed in the amount of $300 per month for the home office in which Employee will primarily perform his duties, said reimbursement to continue as long as Employee is employed by Vivid.

TERMINATION.

Due To Death or Permanent Disability. Employee's employment shall terminate upon his death or permanent disability.

By Vivid. Vivid may terminate Employee's employment at any time, with or without Just Cause. Vivid shall have "Just Cause" if its Chief Executive Officer in the exercise of his reasonable judgment, determines that Employee has committed an act or acts constituting any of the following: (i) dishonesty or fraud in connection with his duties for Vivid; (ii) disclosure of confidential or private information regarding Vivid or its parent company; (iii) sexual harassment or other violation of laws prohibiting discrimination, in each case, committed in connection with his duties for Vivid; (iv) materially aiding a competitor of Vivid or its parent company; (v) misappropriation of a business opportunity of Vivid; (vi) repeated and/or gross misconduct or negligence, in each case in the performance of his duties for Vivid; or, (vii) a felony conviction.

By Employee. Employee may terminate his employment at any time, with or without Good Reason. Employee shall have "Good Reason" to terminate in the event of (i) a forced relocation of the place for Employee's performance of his duties reasonably requiring a move of more than fifty (50) miles in Employee's residence; or, (ii) a material breach of a material provision of these Terms,
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which  breach  remains  uncured  thirty (30) days after  written  notice of such
breach  is   delivered   to  Vivid.   Good  Reason  shall  not  exist  if  Vivid
contemporaneously has Just Cause to terminate Employee's employment.

PAYMENTS UPON TERMINATION.

If Employee's employment is terminated (i) due to Employee's death or permanent disability; (ii) by Vivid for Just Cause; or, (iii) by Employee without Good Reason, Vivid shall pay Employee's Base Salary through the date of termination, and provide such other payments and benefits as applicable law or Vivid's employee benefit policies may require.

If Employee's employment is terminated (i) by Vivid without Just Cause; or, (ii) by Employee for Good Reason, then Vivid shall pay Employee an amount equal to four (4) months salary.